UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2006

CLEARSTORY SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12966	06-1302773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Research Drive, Suite 200B, Westborough, MA	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 870-4000

Same

(Former name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.     Completion of Acquisition or Disposition of Assets.

On May 3, 2006, ClearStory Systems, Inc. (the “Company”) completed the disposition of assets contemplated by that certain Asset Purchase Agreement (the “Agreement”) dated as of March 10, 2006 by and between the Company and Datawatch Corporation (“Datawatch”). The Company previously disclosed entering into the Agreement on its Current Report on Form 8-K dated March 10, 2006.

Pursuant to the terms of the Agreement, the Company sold substantially all of the assets of the Company’s business unit that engaged in document solutions business activities (the “Business Unit”), which are primarily fixed content, report management and electronic statement presentment, to Datawatch.

At the closing on May 3, 2006, the Company received approximately $4.3 million in cash from Datawatch. In addition, Datawatch will pay the Company 30% of the future net revenues (the “Earnout Payments”) from all of the Business Unit’s related products and services sold for the 18 months following the closing date. No Earnout Payments are due on the first $337,500 of the Business Unit’s net revenues.

The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, which is included as Exhibit 2.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

The following pro forma condensed consolidated financial statements give effect to the closing of the transactions contemplated by the Agreement. Pursuant to the Agreement, the Company sold substantially all of the assets of the Business Unit to Datawatch. The pro forma condensed consolidated balance sheet of the Company as of December 31, 2005 has been prepared as if the Company’s sale of the Business Unit had been consummated on December 31, 2005. The pro forma condensed consolidated statements of operations of the Company for the year ended March 31, 2005 and the nine months ended December 31, 2005 are presented as if the Company’s sale of the Business Unit pursuant to the Agreement occurred on April 1, 2004 and the effect was carried forward through the balance of the nine month period ended December 31, 2005.

Pursuant to the terms of the Agreement, the Company will receive and Datawatch shall pay $4.34 million at closing and an earn-out equivalent to 30% of the future net revenues (exclusive of the first $337,500 of net revenues) from sales of the related products and services of the Business Unit for a period of 18 months from the date of completion of the Asset Sale. There is no guarantee that the earn-out will net the Company any proceeds in addition to the $4.34 million paid at closing. No estimate of the earn-out has been reflected in the accompanying condensed consolidated balance sheet as of December 31, 2005.

The pro forma condensed consolidated financial statements are based upon available information and certain assumptions considered reasonable by management. The pro forma condensed consolidated financial statements may be subject to adjustment based on the actual carrying value of net assets sold at the date of closing, among other considerations. The pro forma condensed consolidated financial statements do not represent what the Company’s financial position would have been assuming the completion of the Company’s sale of the Business Unit pursuant to the Agreement had occurred on December 31, 2005, or what the Company’s results of operations would have been assuming the completion of the Company’s sale of the Business Unit, nor do they project the Company’s financial position or results of operations at any future date or for any future period. These pro forma condensed consolidated financial statements should be read in conjunction with the Company’s Annual Report on Form 10-KSB for the year ended March 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended December 31, 2005 as filed with the Securities and Exchange Commission.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2005

(UNAUDITED - AMOUNTS IN THOUSANDS)

ClearStory Systems, Inc.
Pro Forma Consolidated Balance Sheets

		Disposition
	As Reported	Adjustments		Pro Forma

ASSETS
Current assets:
Cash and cash equivalents	$ 55	$ 4,340	(a)	$ 2,895
		$ (1,500)	(b)
Accounts receivable, net	1,010	-		1,010
Prepaid expenses and other current assets	473	(86)	(c)	387

Total current assets	1,538	2,754		4,292

Property and equipment, net	1,108	(69)	(c)	1,039
Capitalized software, net	1,608			1,608
Goodwill	1,223			1,223
Other assets	631			631

	$ 6,108	$ 2,685		$ 8,793

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$ 2,145	$ (119)	(c)	$ 2,826
		800	(d)
Advances against accounts receivable
sold with recourse	918			918
Revolving Credit Facility	1,500	(1,500)	(b)	-
Deferred revenue	2,590	(1,904)	(c)	686
Capital leases, current portion	141			141

Total current liabilities	7,294	(2,723)		4,571

Long term liabilities:
Deferred rent	468			468
Capital leases, net of current portion	23			23

Total long term liabilities	491	-		491

Stockholders' equity:
Series B Convertible Preferred Stock	1			1
Series C Convertible Preferred Stock	40			40
8% Convertible Preferred Stock	1			1
Common Stock	599			599
Additional paid-in capital	57,352			57,352
Accumulated deficit	(59,670)	5,408	(e)	(54,262)

Total stockholders' equity (deficit)	(1,677)	5,408		3,731

	$ 6,108	$ 2,685		$ 8,793

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED MARCH 31, 2005

(Unaudited – Amounts In Thousands, Except for Per Share Data)

		Disposition
	As Reported	Adjustments		Pro Forma

Revenue:
Product	$ 4,703	$ (3,289)	(f)	$ 1,414
Services	6,885	(4,326)	(f)	2,559

	11,588	(7,615)		3,973
Cost of revenues:
Product	212	(41)	(f)	171
Services	3,353	(1,414)	(f)	1,939

	3,565	(1,455)		2,110

Gross profit	8,023	(6,160)		1,863

Operating expenses:
Sales and marketing	3,380	(1,681)	(f)	1,699
Product development	2,679	(1,897)	(f)	782
General and administrative	2,962	(1,508)	(f)	1,454

	9,021	(5,086)		3,935

Operating loss	(998)	(1,074)		(2,072)

Interest expense, net	244	(138)	(f)	106

Net loss	$ (1,242)	$ (936)		$ (2,178)

Net loss per share - basic and diluted	$ (0.31)			$ (0.47)

Weighted average common shares outstanding -
basic and diluted	5,992			5,992

Reconciliation of net loss attributable to common shareholders:
Net loss - as reported	$ (1,242)			$ (2,178)
Preferred stock dividends	(630)			(630)

Net loss attributable to common shareholders	$ (1,872)			$ (2,808)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED DECEMBER 31, 2005

(Unaudited – Amounts In Thousands, Except for Per Share Data)

		Disposition
	As Reported	Adjustments		Pro Forma

Revenue:
Product	$ 1,318	$ (564)	(f)	$ 754
Services	4,782	(3,293)	(f)	1,489

	6,100	(3,857)		2,243
Cost of revenues:
Product	274	(32)	(f)	242
Services	2,203	(972)	(f)	1,231

	2,477	(1,004)		1,473

Gross profit	3,623	(2,853)		770

Operating expenses:
Sales and marketing	1,838	(331)	(f)	1,507
Product development	2,445	(903)	(f)	1,542
General and administrative	1,727	(619)	(f)	1,108

	6,010	(1,853)		4,157

Operating loss	(2,387)	(1,000)		(3,387)

Interest expense, net	309	(170)	(f)	139

Net loss	$ (2,696)	$ (830)		$ (3,526)

Net loss per share - basic and diluted	$ (0.55)			$ (0.69)

Weighted average common shares outstanding -
basic and diluted	5,992			5,992

Reconciliation of net loss attributable to common shareholders:
Net loss - as reported	$ (2,696)			$ (3,526)
Preferred stock dividends	(583)			(583)

Net loss attributable to common shareholders	$ (3,279)			$ (4,109)

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited – Amounts in Thousands)

BALANCE SHEET

(a)          To reflect the initial $4,340 in cash proceeds as per the Agreement, less a $400 fee payable to the Company’s financial advisors and $400 in other estimated transaction costs.

(b)          To reflect elimination of borrowings under the Company’s existing Revolving Credit Facility with a portion of the cash proceeds received pursuant to the Agreement.

(c)          To reflect the adjustment required to eliminate the assets sold and liabilities disposed of in connection with the sale of the Business Unit to Datawatch.

(d)          To reflect the accrual of fees payable to the Company’s financial advisors of approximately $400 and an additional $400 in other estimated transaction costs.

(e)          To reflect the estimated gain on sale of net assets. A provision for estimated federal and state income taxes has not been made as the Company currently anticipates utilizing net operating losses to offset the expected gain on the transaction. No estimate of the earn-out has been reflected in the accompanying condensed consolidated balance sheet as of December 31, 2005.

STATEMENT OF OPERATIONS

(f)                  To reflect the adjustment required to eliminate the results of operations of the Business Unit for the period indicated. As the Company had over $33,400 of net operating loss carryforwards available as of March 31, 2004, no provision for income taxes was made.

(d)	Exhibits.

2.1          Asset Purchase Agreement, dated as of March 10, 2006, by and between ClearStory Systems, Inc. and Datawatch Corporation (incorporated by reference to the Company’s Current Report on Form 8-K dated March 10, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2006	CLEARSTORY SYSTEMS, INC. By: /s/ Stephen A. Read Stephen A. Read Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1

Asset Purchase Agreement, dated as of March 10, 2006, by and between ClearStory Systems, Inc. and Datawatch Corporation (incorporated by reference to the Company’s Current Report on Form 8-K dated March 10, 2006).